EXHIBIT 3(b)
                          AMENDED AND RESTATED BYLAWS

                                       OF

                        HOUSTON INDUSTRIES INCORPORATED


                         (Adopted by Resolution of the
                             Board of Directors on
                               February 1, 1995)

                                   ARTICLE I

                                 CAPITAL STOCK


                  SECTION 1. CERTIFICATES REPRESENTING SHARES. The Company shall deliver certificates representing shares to which shareholders are entitled. Such certificates shall be signed by the President or a Vice President and either the Secretary or an Assistant Secretary and shall be sealed with the seal of the Company or a facsimile thereof. The signatures of such officers upon a certificate may be facsimiles. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Company with the same effect as if he were such officer at the date of its issuance.

                  SECTION 2. SHAREHOLDERS OF RECORD. The Board of Directors of the Company may appoint one or more transfer agents or registrars of any class of stock of the Company. The Company shall be entitled to treat the holder of record of any shares of the Company as the owner thereof for all purposes, and shall not be bound to recognize any equitable or other claim to, or interest in, such shares or any rights deriving from such shares, on the part of any other person, including (but without limitation) a purchaser, assignee or transferee, unless and until such other person becomes the holder of record of such shares, whether or not the Company shall have either actual or constructive notice of the interest of such other person.

                  SECTION 3. TRANSFER OF SHARES. The shares of the Company shall be transferable on the stock certificate books of the Company by the holder of record thereof, or his duly authorized attorney or legal representative, upon surrender for cancellation of the certificate for such shares. All certificates surrendered for transfer shall be cancelled and

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no new certificate shall be issued until a former certificate or certificates for a like number of shares shall have been surrendered and cancelled except that in the case of a lost, destroyed or mutilated certificate, a new certificate may be issued therefor upon such conditions for the protection of the Company and any transfer agent or registrar as the Board of Directors or the Secretary may prescribe.

                                   ARTICLE II

                            MEETINGS OF SHAREHOLDERS


                  SECTION 1. PLACE OF MEETINGS. All meetings of shareholders shall be held at the registered office of the Company, in the City of Houston, Texas, or at such other place within or without the State of Texas as may be designated by the Board of Directors or officer calling the meeting.

                  SECTION 2. ANNUAL MEETING. The annual meeting of the shareholders shall be held on such date not later than June 30 of each year and at such time as shall be designated from time to time by the Board of Directors. Failure to hold the annual meeting at the designated time shall not work a dissolution of the Company.

                  SECTION 3. SPECIAL MEETINGS. Special meetings of the shareholders may be called by the President, the Secretary, the Board of Directors, the holders of not less than one-tenth of all of the shares outstanding and entitled to vote at such meeting or such other persons as may be authorized in the Articles of Incorporation.

                  SECTION 4. NOTICE OF MEETING. Written or printed notice of all meetings stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered to each shareholder of record entitled to vote at such meetings not less than ten nor more than fifty days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary or the officer or person calling the meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the stock transfer books of the Company, with postage thereon prepaid.


                  SECTION 5. CLOSING OF TRANSFER BOOKS AND FIXING RECORD DATE. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, the Board of Directors may either provide that
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the stock transfer books shall be closed for a stated period of not less than ten nor more than fifty days before the meeting, or it may fix in advance a record date for any such determination of shareholders, such date to be not less than ten days nor more than fifty days prior to the meeting. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, then the date on which the notice of the meeting is mailed shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as herein provided, such determination shall apply to any adjournment thereof except where the determination has been made through the closing of the stock transfer books and the stated period of closing has expired.

                  SECTION 6. VOTING LIST. The officer or agent having charge of the stock transfer books for shares of the Company shall make, at least ten days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten days prior to such meeting, shall be kept on file at the registered office of the Company and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original stock transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such list or to vote at any meeting of shareholders. Failure to comply with any requirements of this Section 6 shall not affect the validity of any action taken at such meeting.

                  SECTION 7. VOTING AT MEETINGS. Except as otherwise provided in the Articles of Incorporation of the Company, each holder of shares of capital stock of the Company entitled to vote shall be entitled to one vote for each share of such stock, either in person or by proxy executed in writing by him or by his duly authorized attorney-in-fact. No proxy shall be valid after eleven months from the date of its execution unless otherwise provided in the proxy. A proxy shall be revocable unless expressly provided therein to be irrevocable and unless otherwise made irrevocable by law. At each election for directors, every holder of shares of the Company entitled to vote shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected, and for whose election he has a right to vote, but in no event shall he be permitted to cumulate his votes for one or more directors.

                  SECTION 8. QUORUM OF SHAREHOLDERS. Except as otherwise provided in the Articles of Incorporation of the Company, the holders of a majority of shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of

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shareholders, but, if a quorum is not represented, a majority in interest of those represented may adjourn the meeting from time to time. Except as otherwise provided by law, the Articles of Incorporation or these Bylaws, the affirmative vote of the holders of a majority of the shares entitled to vote and thus represented at a meeting at which a quorum is present shall be the act of the shareholders' meeting.

                  SECTION 9. OFFICERS. The President shall preside at, and the Secretary shall keep the records of, each meeting of shareholders. In the absence of either such officer, his duties shall be performed by another officer of the Company appointed at the meeting.

                  All determinations of the presiding person at each meeting of shareholders shall be conclusive unless a matter is determined otherwise upon motion duly adopted by the affirmative vote of the holders of at least 80% of the voting power of the shares of capital stock of the Company entitled to vote in the election of directors held by shareholders present in person or represented by proxy at such meeting.

                                  ARTICLE III

                                   DIRECTORS

                  SECTION 1. NUMBER AND CLASSIFICATION OF BOARD OF DIRECTORS. The business and affairs of the Company shall be managed by the Board of Directors. The number of directors that shall constitute the whole Board of Directors of the Company shall be not less than nine nor more than eighteen as specified from time to time by the affirmative vote of at least 80% of all directors then in office at any regular or special meeting of the Board of Directors called for that purpose. The directors shall be divided into three classes, Class I, Class II and Class III. Such classes shall be as nearly equal in number of directors as possible. Each person serving as a director as of July 2, 1986 and each person elected as a director subsequent to such date but prior to the annual meeting of shareholders to be held in 1987 shall serve for a term expiring at such annual meeting without regard to class. Thereafter, each director, other than those who may be elected by the holders of Preference Stock pursuant to Section 6 of Division A of Article VI of the Articles of Incorporation of the Company (or elected by such directors to fill a vacancy) and except as provided in the penultimate paragraph of this Section 1, shall serve for a term ending on the third annual meeting following the annual meeting at which such director was elected; provided, however, that the directors elected as Class I Directors at the annual meeting of shareholders to be held in 1987 shall serve for a term expiring at the annual meeting of shareholders to be held in 1988, the directors elected as Class II Directors at the annual meeting of shareholders to be held in 1987 shall serve

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for a term expiring at the annual meeting of shareholders to be held in 1989 and the directors elected as Class III Directors at the annual meeting of shareholders to be held in 1987 shall serve for a term expiring at the annual meeting of shareholders to be held in 1990. Each director elected by the holders of Preference Stock pursuant to Section 6 of Division A of Article VI of the Articles of Incorporation of the Company (or elected by such directors to fill a vacancy) shall serve for a term ending upon the earlier of the election of his successor or the termination at any time of a right of the holders of Preference Stock to elect members of the Board of Directors.

                  At each annual election, the directors chosen to succeed those whose terms then expire shall be of the same class as the directors they succeed, unless, by reason of any intervening changes in the authorized number of directors, the Board of Directors shall designate one or more directorships whose term then expires as directorships of another class in order more nearly to achieve equality of number of directors among the classes.

                  Notwithstanding the rule that the three classes shall be as nearly equal in number of directors as possible, in the event of any change in the authorized number of directors, each director then continuing to serve as such shall nevertheless continue as a director of the class of which he is a member until the expiration of his current term, or his prior death, resignation, disqualification or removal. If any newly created directorship may, consistent with the rule that the three classes shall be as nearly equal in number of directors as possible, be allocated to any of the three classes, the Board of Directors shall allocate it to that available class whose term of office is due to expire at the earliest date following such allocation. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

                  No person shall be eligible to serve as a director of the Company subsequent to the annual meeting of the shareholders on or immediately following such person's seventieth birthday, except that a Board member who has special technical expertise in the nuclear power field shall be eligible to serve for no more than one additional year should any Company or subsidiary nuclear facility have been under special or enhanced scrutiny by the Nuclear Regulatory Commission within one year preceding such person's seventieth birthday and such person is otherwise specifically authorized to be eligible to serve by the affirmative vote of at least 80% of all directors then in office. No person shall be eligible to stand for reelection at the annual meeting of shareholders on or immediately following the tenth anniversary of such person's initial election or appointment to the Board of Directors. Any vacancy on the Board of Directors resulting from any director being rendered ineligible to serve as a director of the Company by the immediately preceding two sentences shall be filled by the shareholders entitled to vote thereon at such annual meeting of shareholders. Any director chosen to succeed a

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director who is so rendered ineligible to serve as a director of the Company shall be of the same class as the director he succeeds. Notwithstanding the rule that a director may not stand for reelection at the annual meeting of shareholders on or immediately following the tenth anniversary of such person's initial election or appointment to the Board of Directors, an incumbent director may nevertheless continue as a director until the expiration of his current term, or his prior death, resignation, disqualification or removal; provided, however, that no person serving as a director as of April 1, 1992 shall be affected by such term limitation provision, nor shall such term limitation provision apply to directors who are also employees of the Company or its corporate affiliates.

                  The above notwithstanding, each director shall serve until his successor shall have been duly elected and qualified, unless he shall resign, become disqualified, disabled or shall otherwise be removed.

                  SECTION 2. NEWLY CREATED DIRECTORSHIPS AND VACANCIES. Newly created directorships resulting from any increase in the number of directors may be filled by the affirmative vote of a majority of the directors then in office for a term of office continuing only until the next election of one or more directors by the shareholders entitled to vote thereon; provided, however, that the Board of Directors shall not fill more than two such directorships during the period between two successive annual meetings of shareholders. Except as provided in Section 1 of this Article III, any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Any director elected to fill any such vacancy shall hold office for the remainder of the full term of the director whose departure from the Board of Directors created the vacancy and until such newly elected director's successor shall have been duly elected and qualified.

                  Notwithstanding the foregoing paragraph of this Section 2, whenever holders of outstanding shares of Preference Stock are entitled to elect members of the Board of Directors pursuant to the provisions of Section 6 of Division A of Article VI of the Articles of Incorporation of the Company, any vacancy or vacancies resulting by reason of the death, resignation, disqualification or removal of any director or directors or any increase in the number of directors shall be filled in accordance with the provisions of such section.

                  SECTION 3. NOMINATION OF DIRECTORS. Nominations for the election of directors may be made by the Board of Directors or by any shareholder (a "Nominator") entitled to vote in the election of directors. Such nominations, other than those made by the Board of Directors, shall be made in writing pursuant to timely notice delivered to or mailed and received by the Secretary of the Company as set forth in this Section 3.

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To be timely in connection with an annual meeting of shareholders, a Nominator's notice, setting forth the name and address of the person to be nominated, shall be delivered to or mailed and received at the principal executive offices of the Company not less than ninety days nor more than 180 days prior to the date on which the immediately preceding year's annual meeting of shareholders was held. To be timely in connection with any election of a director at a special meeting of the shareholders, a Nominator's notice, setting forth the name of the person to be nominated, shall be delivered to or mailed and received at the principal executive offices of the Company not less than forty days nor more than sixty days prior to the date of such meeting; provided, however, that in the event that less than fifty days' notice or prior public disclosure of the date of the special meeting of the shareholders is given or made to the shareholders, the Nominator's notice to be timely must be so received not later than the close of business on the seventh day following the day on which such notice of date of the meeting was mailed or such public disclosure was made. At such time, the Nominator shall also submit written evidence, reasonably satisfactory to the Secretary of the Company, that the Nominator is a shareholder of the Company and shall identify in writing (a) the name and address of the Nominator, (b) the number of shares of each class of capital stock of the Company owned beneficially by the Nominator, (c) the name and address of each of the persons with whom the Nominator is acting in concert, (d) the number of shares of capital stock beneficially owned by each such person with whom the Nominator is acting in concert, and (e) a description of all arrangements or understandings between the Nominator and each nominee and any other persons with whom the Nominator is acting in concert pursuant to which the nomination or nominations are to be made. At such time, the Nominator shall also submit in writing (i) the information with respect to each such proposed nominee that would be required to be provided in a proxy statement prepared in accordance with Regulation 14A under the Securities Exchange Act of 1934, as amended, and (ii) a notarized affidavit executed by each such proposed nominee to the effect that, if elected as a member of the Board of Directors, he will serve and that he is eligible for election as a member of the Board of Directors. Within thirty days (or such shorter time period that may exist prior to the date of the meeting) after the Nominator has submitted the aforesaid items to the Secretary of the Company, the Secretary of the Company shall determine whether the evidence of the Nominator's status as a shareholder submitted by the Nominator is reasonably satisfactory and shall notify the Nominator in writing of his determination. The failure of the Secretary of the Company to find such evidence reasonably satisfactory, or the failure of the Nominator to submit the requisite information in the form or within the time indicated, shall make the person to be nominated ineligible for nomination at the meeting at which such person is proposed to be nominated. The presiding person at each meeting of shareholders shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by these Bylaws, and if he should so determine, he shall so declare to the

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meeting and the defective nomination shall be disregarded. Beneficial ownership shall be determined in accordance with Section 6 of Article VII of these Bylaws.

                  SECTION 4. PLACE OF MEETINGS AND MEETINGS BY TELEPHONE. Meetings of the Board of Directors may be held either within or without the State of Texas, at whatever place is specified by the officer calling the meeting. Meetings of the Board of Directors may also be held by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in such a meeting by means of conference telephone or similar communications equipment shall constitute presence in person at such meeting, except where a director participates in a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened. In the absence of specific designation by the officer calling the meeting, the meetings shall be held at the registered office of the Company in the City of Houston, Texas.

                  SECTION 5. REGULAR MEETINGS. The Board of Directors shall meet each year immediately following the annual meeting of the shareholders at the place of such meeting, for the transaction of such business as may properly be brought before the meeting. The Board of Directors shall also meet regularly at least each quarter at such time as shall be established by resolution of the Board of Directors. No notice of any kind to either old or new members of the Board of Directors for such annual or regular meetings shall be necessary.

                  SECTION 6. SPECIAL MEETINGS. Special meetings of the Board of Directors may be held at any time upon the call of the President or the Secretary of the Company or a majority of the directors then in office. Notice shall be sent by mail or telegram to the last known address of the director at least two days before the meeting, or oral notice may be substituted for such written notice if received not later than the day preceding such meeting. Notice of the time, place and purpose of such meeting may be waived in writing before or after such meeting, and shall be equivalent to the giving of notice. Attendance of a director at such meeting shall also constitute a waiver of notice thereof, except where he attends for the announced purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened. Except as otherwise provided by these Bylaws, neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

                  SECTION 7. QUORUM AND VOTING. Except as otherwise provided by law, the Articles of Incorporation of the Company or these Bylaws, a majority of the number of directors fixed in the manner provided in these Bylaws as from time to time amended page 8 of 17

shall constitute a quorum for the transaction of business. Except as otherwise provided by law, the Articles of Incorporation of the Company or these Bylaws, the affirmative vote of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. Any regular or special directors' meeting may be adjourned from time to time by those present, whether a quorum is present or not.

                  SECTION 8. COMPENSATION. Directors shall receive such compensation for their services as shall be determined by the Board of Directors.

                  SECTION 9. REMOVAL. No director of the Company shall be removed from his office as a director by vote or other action of the shareholders or otherwise except (a) with cause, as defined below, by the affirmative vote of the holders of at least a majority of the voting power of all outstanding shares of capital stock of the Company entitled to vote in the election of directors, voting together as a single class, or (b) without cause by (i) the affirmative vote of at least 80% of all directors then in office at any regular or special meeting of the Board of Directors called for that purpose or (ii) the affirmative vote of the holders of at least 80% of the voting power of all outstanding shares of capital stock of the Company entitled to vote in the election of directors, voting together as a single class.

                  Except as may otherwise be provided by law, cause for removal of a director shall be construed to exist only if: (a) the director whose removal is proposed has been convicted, or where a director is granted immunity to testify where another has been convicted, of a felony by a court of competent jurisdiction and such conviction is no longer subject to direct appeal; (b) such director has been found by the affirmative vote of at least 80% of all directors then in office at any regular or special meeting of the Board of Directors called for that purpose or by a court of competent jurisdiction to have been negligent or guilty of misconduct in the performance of his duties to the Company in a matter of substantial importance to the Company; or (c) such director has been adjudicated by a court of competent jurisdiction to be mentally incompetent, which mental incompetency directly affects his ability as a director of the Company.

                  Notwithstanding the first paragraph of this Section 9, whenever holders of outstanding shares of Preference Stock are entitled to elect members of the Board of Directors pursuant to the provisions of Section 6 of Division A of Article VI of the Articles of Incorporation of the Company, any director of the Company may be removed in accordance with the provisions of such section.

                  No proposal by a shareholder to remove a director of the Company, regardless of whether such director was elected by holders of outstanding shares of Preference Stock (or elected by such directors to fill a vacancy), shall be voted upon at a meeting page 9 of 17

of the shareholders unless such shareholder shall have delivered or mailed in a timely manner (as set forth in this Section 9) and in writing to the Secretary of the Company (a) notice of such proposal, (b) a statement of the grounds, if any, on which such director is proposed to be removed, (c) evidence, reasonably satisfactory to the Secretary of the Company, of such shareholder's status as such and of the number of shares of each class of the capital stock of the Company beneficially owned by such shareholder, (d) a list of the names and addresses of other beneficial owners of shares of the capital stock of the Company, if any, with whom such shareholder is acting in concert, and of the number of shares of each class of the capital stock of the Company beneficially owned by each such beneficial owner, and (e) an opinion of counsel, which counsel and the form and substance of which opinion shall be reasonably satisfactory to the Board of Directors of the Company (excluding the director proposed to be removed), to the effect that, if adopted at a duly called special or annual meeting of the shareholders of the Company by the required vote as set forth in the first paragraph of this Section 9, such removal would not be in conflict with the laws of the State of Texas, the Articles of Incorporation of the Company or these Bylaws. To be timely in connection with an annual meeting of shareholders, a shareholder's notice and other aforesaid items shall be delivered to or mailed and received at the principal executive offices of the Company not less than ninety nor more than 180 days prior to the date on which the immediately preceding year's annual meeting of shareholders was held. To be timely in connection with the removal of any director at a special meeting of the shareholders, a shareholder's notice and other aforesaid items shall be delivered to or mailed and received at the principal executive offices of the Company not less than forty days nor more than sixty days prior to the date of such meeting; provided, however, that in the event that less than fifty days' notice or prior public disclosure of the date of the special meeting of shareholders is given or made to the shareholders, the shareholder's notice and other aforesaid items to be timely must be so received not later than the close of business on the seventh day following the day on which such notice of date of the meeting was mailed or such public disclosure was made. Within thirty days (or such shorter period that may exist prior to the date of the meeting) after such shareholder shall have delivered the aforesaid items to the Secretary of the Company, the Secretary and the Board of Directors of the Company shall respectively determine whether the items to be ruled upon by them are reasonably satisfactory and shall notify such shareholder in writing of their respective determinations. If such shareholder fails to submit a required item in the form or within the time indicated, or if the Secretary or the Board of Directors of the Company determines that the items to be ruled upon by them are not reasonably satisfactory, then such proposal by such shareholder may not be voted upon by the shareholders of the Company at such meeting of shareholders. The presiding person at each meeting of shareholders shall, if the facts warrant, determine and declare to the meeting that a proposal to remove a director of the Company was not made in accordance with the procedures prescribed by these Bylaws, and if he should so determine, he shall so declare to the meeting and the defective
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proposal shall be disregarded. Beneficial ownership shall be determined as specified in Section 6 of Article VII of these Bylaws.

                  SECTION 10. EXECUTIVE AND OTHER COMMITTEES. The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate from among its members an executive committee and two or more other committees, each of which shall be comprised of two or more members and, to the extent provided in such resolution, shall have and may exercise all of the authority of the Board of Directors.

                  Notwithstanding the foregoing paragraph of this Section 10, no such committee shall have the authority of the Board of Directors to:

                         (a) amend the Articles of Incorporation of the Company;

                         (b) amend, alter or repeal the Bylaws of the Company or
                   adopt new Bylaws for the Company;

                         (c) alter or repeal any resolution of the Board of
                   Directors;

                         (d) approve a plan of merger or consolidation;

                         (e) take definitive action on any reclassification or
                   exchange of securities, or repurchase by the Company of any of its equity securities;

                         (f) declare a dividend on the capital stock of the
                   Company;

                         (g) call a special meeting of the shareholders;

                         (h) recommend any proposal to the shareholders for
                   action by the shareholders;

                         (i) fill vacancies in the Board of Directors or any
                   such committee;

                         (j) fill any directorship to be filled by reason of an
                   increase in the number of directors;

                         (k) elect or remove officers or members of any such
                   committee; or

                         (l) fix the compensation of any member of such
                   committee.
                                 page 11 of 17

                  The designation of any such committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed upon it or him by law, nor shall such committee function where action of the Board of Directors is required under applicable law. The Board of Directors shall have the power at any time to change the membership of any such committee and to fill vacancies in it. A majority of the members of any such committee shall constitute a quorum. Each such committee may elect a chairman and appoint such subcommittees and assistants as it may deem necessary. Except as otherwise provided by the Board of Directors, meetings of any committee shall be conducted in accordance with the provisions of Sections 4 and 6 of this Article III as the same shall from time to time be amended. Any member of any such committee elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the Company will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of a member of a committee shall not of itself create contract rights.

                                   ARTICLE IV

                                    OFFICERS

                  SECTION 1. OFFICERS. The officers of the Company shall consist of a President, one or more Vice Presidents, a Secretary and a Treasurer, each of whom shall be elected by the Board of Directors. Such other officers, including assistant officers and agents, as may be deemed necessary may be elected or appointed by the Board of Directors. Any two or more offices may be held by the same person. The officers of the Company shall have such powers and duties as generally pertain to their offices, respectively, as well as such powers and duties as from time to time shall be conferred by the Board of Directors.

                  SECTION 2. VACANCIES. Whenever any vacancies shall occur in any office by death, resignation, increase in the number of offices of the Company, or otherwise, the officer so elected shall hold office until his successor is chosen and qualified. The Board of Directors may at any time remove any officer of the Company, whenever in its judgment the best interests of the Company will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

                                 page 12 of 17

                                   ARTICLE V

                                INDEMNIFICATION


                  SECTION 1. GENERAL. Each person who at any time shall serve, or shall have served, as a director, officer, employee or agent of the Company, or any person who, while a director, officer, employee or agent of the Company, is or was serving at its request as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise, shall be entitled to indemnification as, and to the fullest extent, permitted by Article 2.02-1 of the Texas Business Corporation Act or any successor statutory provision, as from time to time amended. The foregoing right of indemnification shall not be deemed exclusive of any other rights to which those to be indemnified may be entitled as a matter of law or under any agreement, vote of shareholders or disinterested directors, or other arrangement.

                  SECTION 2. INSURANCE. The Company may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise against any liability asserted against him and incurred by him in such capacity or arising out of his status as such a person, whether or not the Company would have the power to indemnify him against that liability under this
Article V or the Texas Business Corporation Act.

                                   ARTICLE VI

             CONTRACTS AND TRANSACTIONS WITH DIRECTORS AND OFFICERS

                  SECTION 1. GENERAL PROCEDURE. No contract or transaction between the Company and one or more of its directors or officers, or between the Company and any other corporation, partnership, association or other organization in which one or more of the Company's directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for this reason, solely because the director or officer is present at or participates in the meeting of the Company's Board of Directors or committee which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if:

                                 page 13 of 17

                         (a) The material facts as to his relationship or
                   interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors constitute less than a quorum; or

                         (b) The material facts as to his relationship or
                   interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareholders; or

                         (c) The contract or transaction is fair to the Company
                   as of the time it is authorized, approved or ratified by the Board of Directors, the committee thereof, or the shareholders.

                  SECTION 2. DETERMINATION OF QUORUM. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction as provided in Section 1 of this Article VI.

                                  ARTICLE VII

                            MISCELLANEOUS PROVISIONS

                  SECTION 1. OFFICES. The principal office of the Company shall be located in Houston, Texas, unless and until changed by resolution of the Board of Directors. The Company may also have offices at such other places as the Board of Directors may designate from time to time, or as the business of the Company may require. The principal office and registered office may be, but need not be, the same.

                  SECTION 2. RESIGNATIONS. Any director or officer may resign at any time. Such resignations shall be made in writing and shall take effect at the time specified therein, or, if no time be specified, at the time of its receipt by the President or Secretary. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.
                                 page 14 of 17

                  SECTION 3. FIXING RECORD DATES FOR PAYMENT OF DIVIDENDS AND OTHER PURPOSES. For the purpose of determining shareholders entitled to receive payment of any dividend or in order to make a determination of shareholders for any other proper purpose, the Board of Directors of the Company may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, fifty days. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date to be not more than fifty days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to receive payment of a dividend, then the date on which the resolution of the Board of Directors declaring such dividend is adopted shall be the record date for such determination of shareholders.

                  SECTION 4. SEAL. The seal of the Company shall be circular in form, with the name "HOUSTON INDUSTRIES INCORPORATED."

                  SECTION 5. SEPARABILITY. If one or more of the provisions of these Bylaws shall be held to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not affect any other provision hereof and these Bylaws shall be construed as if such invalid, illegal or unenforceable provision or provisions had never been contained herein.

                  SECTION 6. DEFINITION OF BENEFICIAL OWNER. "Beneficial Owner" as used in these Bylaws means any of the following:

                       (a) a person who individually or with any of his
                  affiliates or associates beneficially owns (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) any capital stock of the Company, directly or indirectly;

                       (b) a person who individually or with any of his
                  affiliates or associates has either of the following rights:

                                    (i) to acquire capital stock of the Company,
                           whether such right is exercisable immediately or only after the passage of time, pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise,

                                    (ii)  to vote capital stock of the Company
                           pursuant to any agreement, arrangement or understanding; or

                                 page 15 of 17

                       (c) a person who has any agreement, arrangement or
                  understanding for the purpose of acquiring, holding, voting or disposing capital stock of the Company with any other person who beneficially owns or whose affiliates beneficially own (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended), directly or indirectly, such shares of capital stock.

                                  ARTICLE VIII

                              AMENDMENT OF BYLAWS

                  SECTION 1. VOTE REQUIREMENTS. The Board of Directors shall have the power to alter, amend or repeal the Bylaws or adopt new Bylaws by the affirmative vote of at least 80% of all directors then in office at any regular or special meeting of the Board of Directors called for that purpose, subject to repeal or change by the affirmative vote of the holders of at least 80% of the voting power of all the shares of the Company entitled to vote in the election of directors, voting together as a single class.

                  SECTION 2. SHAREHOLDER PROPOSALS. No proposal by a shareholder made pursuant to Section 1 of this Article VIII may be voted upon at a meeting of shareholders unless such shareholder shall have delivered or mailed in a timely manner (as set forth in this Section 2) and in writing to the Secretary of the Company (a) notice of such proposal and the text of the proposed alteration, amendment or repeal, (b) evidence reasonably satisfactory to the Secretary of the Company, of such shareholder's status as such and of the number of shares of each class of capital stock of the Company of which such shareholder is the beneficial owner, (c) a list of the names and addresses of other beneficial owners of shares of the capital stock of the Company, if any, with whom such shareholder is acting in concert, and the number of shares of each class of capital stock of the Company beneficially owned by each such beneficial owner and (d) an opinion of counsel, which counsel and the form and substance of which opinion shall be reasonably satisfactory to the Board of Directors of the Company, to the effect that the Bylaws (if any) resulting from the adoption of such proposal would not be in conflict with the Articles of Incorporation of the Company or the laws of the State of Texas. To be timely in connection with an annual meeting of shareholders, a shareholder's notice and other aforesaid items shall be delivered to or mailed and received at the principal executive offices of the Company not less than ninety nor more than 180 days prior to the date on which the immediately preceding year's annual meeting of shareholders was held. To be timely in connection with the voting on any such proposal at a special meeting of the shareholders, a shareholder's notice and other aforesaid items shall be delivered to or page 16 of 17

mailed and received at the principal executive offices of the Company not less than forty days nor more than sixty days prior to the date of such meeting; provided, however, that in the event that less than fifty days' notice or prior public disclosure of the date of the special meeting of the shareholders is given or made to the shareholders, the shareholder's notice and other aforesaid items to be timely must be so received not later than the close of business on the seventh day following the day on which such notice of date of the meeting was mailed or such public disclosure was made. Within thirty days (or such shorter period that may exist prior to the date of the meeting) after such shareholder shall have submitted the aforesaid items, the Secretary and the Board of Directors of the Company shall respectively determine whether the items to be ruled upon by them are reasonably satisfactory and shall notify such shareholder in writing of their respective determinations. If such shareholder fails to submit a required item in the form or within the time indicated, or if the Secretary or the Board of Directors of the Company determines that the items to be ruled upon by them are not reasonably satisfactory, then such proposal by such shareholder may not be voted upon by the shareholders of the Company at such meeting of shareholders. The presiding person at each meeting of shareholders shall, if the facts warrant, determine and declare to the meeting that a proposal made pursuant to Section 1 of this Article VIII was not made in accordance with the procedures prescribed by these Bylaws, and if he should so determine, he shall so declare to the meeting and the defective proposal shall be disregarded. Beneficial ownership shall be determined in accordance with
Section 6 of Article VII of these Bylaws.